CONSULTING AGREEMENT

This Consulting Agreement (“Agreement”) is entered into and effective on December 1, 2004 (“Effective Date”), by and between William C. Lowe (“Consultant”) and Universal Guardian Holdings, Inc., a Delaware corporation (“UGHO”) with reference to the following facts:

WHEREAS, UGHO is in the process of launching the sale of its Cobra StunLight™ during the first quarter of 2005 and needs management support and expertise to coordinate and manage the introduction of the product to the marketplace.

WHEREAS, Consultant has management expertise in operations, financial and marketing consulting and the design and development of products and systems for defense, security, commercial and consumer products, systems, and services and has offered to assist UGHO in connection with the launching the sale of its Cobra StunLight™ and provide UGHO with the consulting services as more fully described in paragraph 2 below.

WHEREAS, UGHO would like to retain Consultant pursuant to the terms and conditions as specified below and define the compensation to which Consultant will be entitled for providing such consulting services;

NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1.

Term. The term of this Agreement shall be for a period of four (4) months commencing December 1, 2004, and ending March 31, 2005, unless terminated earlier as provided for in paragraph 5 below.

2.

Services. Consultant will provide UGHO with the following services:

A.

Draft and deliver no later than January 15, 2005, a marketing strategy and related business plan for the introduction and roll out of UGHO’s Cobra StunLight™;

B.

Coordinate with Dennis Cole the identification no less than three (3) and negotiate the terms of engagement for marketing firms for introduction and rollout of UGHO’s Cobra StunLight™;

C.

Coordinate with Dennis Cole the identification no less than three (3) and negotiate the terms of engagement for distributors of UGHO’s Cobra StunLight™;

D.

Preparing a written report, on no less than a monthly basis, of the status of the performance of Consultant’s services hereunder; and

E.

Provide general operational management support relative to the introduction and roll out of UGHO’s Cobra StunLight™.

3.

Compensation. In full and complete consideration of the performance of Consultant’s services hereunder, UGHO shall pay Consultant at the rate of Seven Thousand Five Hundred Dollars ($7,500.00) per month.  Payment shall be in the form of shares of common stock of UGHO based upon the closing price of such stock on the Effective Date.

4.

Independent Contractor Status. Consultant shall perform the consulting services required hereunder as an independent contractor.   Accordingly and by reason of the nature of the compensation set forth in paragraph 3 above, UGHO shall not be obligated to reimburse Consultant for any out of pocket or other costs or expenses associated with Consultant’s performance of the services required hereunder.  Consultant is solely responsible for all taxes which may be due as a result of the payment of Consultant’s compensation in the form and as provided for hereunder.  Consultant hereby represents and warrants that he has the full right and authority to perform the consulting services hereunder as well as  enter into and consummate this Agreement; that the execution, consent or acknowledgment of no other person or entity, including without limitation any employers and/or business with which Consultant is presently engaged (such as Cokem International, LLC by way of example and not limitation), is necessary in order to validate the execution of this Agreement; and that the .entry into this Agreement does not contravene or constitute a breach of any agreement, contract or indentures to which Consultant is a party.

5.

Termination.   UGHO may terminate Consultant’s services hereunder for Cause (as defined below).  Such termination shall be effected by notice thereof delivered by UGHO to Consultant and shall, except as provided in clause (i) or (iii) of this Section 5, be effective as of the date of such notice.  “Cause” shall mean (i) Consultant’s failure to comply with any of the material terms or conditions of this Agreement, which failure is not corrected within twenty (20) days after notice to Consultant of the acts or omissions that gave rise to such non-compliance; (ii) Consultant is gross negligence or willful misconduct in the performance of his or her services on behalf of UGHO; or (iii) Consultant engages in any activity which gives rise to a material conflict of interest with the UGHO or any subsidiary which shall not be cured following ten (10) days’ written notice and a demand to cure such conflict (for purposes of this paragraph UGHO acknowledges that Consultant is presently in the business of selling CDs with various content and that such business will not give rise to a conflict of interest); or (iv) the use or imparting by Consultant of any confidential or proprietary information of the UGHO or any subsidiary in violation of any confidentiality or proprietary agreement to which Consultant is a party.

6.

Non-Disclosure and Confidentiality. Consultant acknowledges that during the course of his or her employment with UGHO, its subsidiaries and affiliates, he has been and will be exposed to documents and other information regarding the confidential affairs of UGHO, its subsidiaries and affiliates, including without limitation information about its past, present and future financial condition, the markets for its products, key personnel, trade secrets, current and prospective customer lists, operational methods, acquisition plans, prospects, plans for future development and other business affairs and information about UGHO and its subsidiaries and affiliates, all of which is information not readily available to the public (the “Confidential Information”).  In recognition of the foregoing, the Consultant covenants and agrees as follows:

6.1

Disclosure or Use of Confidential Information Consultant shall require that any potential person with whom he conducts negotiations to execute UGHO’s form NDA if Consultant is required to disclose to such person UGHO Confidential Information.

6.2

Return of UGHO Property, Records and Files.  Upon the termination of this Agreement at any time and for any reason, or at any other time UGHO may so direct, Consultant shall promptly deliver to UGHO’s offices in Los Angeles, California all of the property and equipment of UGHO and it subsidiaries (including any cell phones, pagers, credit cards, personal computers, etc.) and any and all documents, records, and files, including any notes, memoranda, customer lists, reports or any and all other documents, including any copies thereof, whether in hard copy form or on a computer disk o hard drive, which relate to the UGHO, its subsidiaries, affiliates, successors or assigns, and/or their respective past and present officers, directors, employees or consultants (collectively, the “UGHO Property, Records and Files”); it being expressly understood that, upon termination of this Agreement, Consultant shall not be authorized to retain any of the UGHO Property, Records and Files, except to the extent expressly so authorized in writing by UGHO.

7.

Noncompetition and Other Matters.  During the term of this Agreement and for a two (2) year period immediately following the date of termination of this Agreement at any time and for any reason (the “Restricted Period”), Consultant shall not on the internet or in any city, town, county, parish or other municipality in any state of the United States (the names of each such city, town, parish, or other municipality, including, without limitation, the name of each county in the State of California, being expressly incorporated by reference herein), or any other place in the world, where UGHO, or its subsidiaries, affiliates, successors, or assigns, engages in the in the business of developing, producing and marketing defense and security products, systems and services used in the defense, law enforcement, homeland and commercial security markets (the “Business”), directly or indirectly, engage in a competing business through any unlawful means.

8.

Rights and Remedies Upon Breach.  If Consultant breaches, or threatens to commit a breach of, any of the provisions of Paragraphs 6 and/or 7 above (the “Restrictive Covenants”), UGHO and its subsidiaries, affiliates, successors or assigns shall have the following rights and remedies, each of which shall be independent of the others and severally enforceable, and each of which shall be in addition to, and not in lieu of, any other rights or remedies available to UGHO or its subsidiaries, affiliates, successors or assigns at law or in equity.

8.l

Specific Performance.  The right and remedy to have the Restrictive Covenants specifically enforced by any court of competent jurisdiction by injunctive decree or otherwise, it being agreed that any breach or threatened breach of the Restrictive Covenants would cause irreparable injury to UGHO or its subsidiaries, affiliates, successors or assigns and that money damages would not provide an adequate remedy to UGHO or its subsidiaries, affiliates, successors or assigns.

8.2

Accounting.  The right and remedy to require Consultant to account for and pay over to UGHO or its subsidiaries, affiliates, successors or assigns, as the case may be, all compensation, profits, monies, accruals, increments or other benefits derived or received by Consultant as a result of any transaction or activity constituting a breach of any of the Restrictive Covenants.

8.3

Severability of Covenants.  Consultant acknowledges and agrees that the Restrictive Covenants are reasonable and valid in geographic and temporal scope and in all other respects.  If any court determines that any of the Restrictive Covenants, or any part thereof, is invalid or unenforceable, the remainder of the Restrictive Covenants shall not thereby be effected and shall be given full force and effect without regard to the invalid portions.

8.4

Modification by the Court.  If any court determines that any of the Restrictive Covenants, or any part thereof, is unenforceable because of the duration or geographic scope of such provision, such court shall have the power to reduce the duration or scope of such provision, as the case may be (it being the intent of the parties that any such reduction be limited to the minimum extent necessary to render such provision enforceable), and, in its reduced form, such provision shall then be enforceable.

8.5

Enforceability in Jurisdictions.  Consultant intends to and hereby confers jurisdiction to enforce the Restrictive Covenants upon the courts of any jurisdiction within the geographic scope of such covenants.  If the courts of any one or more of such jurisdictions hold the Restrictive Covenants unenforceable by reason of the breadth of such scope or otherwise, it is the intention of Consultant that such determination not bat or in any way effect the right of the UGHO or its subsidiaries, affiliates, successors or assigns to the relief provided herein in the courts of any other jurisdiction within the geographic scope of such covenants, as to breaches of such covenants in such other respective jurisdictions, such covenants as they relate to each jurisdiction being, for this purpose, severable into diverse and independent covenants.

9.

Assignment.  Neither this Agreement, nor any of Consultant’s rights or obligations hereunder, may be assigned or otherwise subject to hypothecation by Consultant. UGHO may assign the rights and obligations of UGHO hereunder, in whole or in part, to any of the UGHO’s subsidiaries, affiliates or parent corporations, or to any other successor or assign in connection with the sale of all or substantially all of the UGHO’s assets or stock in connection with any merger, acquisition and/or reorganization.

10.

Notices.  All notices and other communications under this Agreement shall be in writing and shall be given by facsimile or first class mail, certified or registered with return receipt requested, and shall be deemed to have been duly given three (3) days after mailing or twenty-four (24) hours after transmission of a facsimile to the respective persons named below:

If to UGHO:

Mark V. Asdourian, Esq.

Universal Guardian Holdings, Inc.

4695 MacArthur Court,  Suite 300

Newport Beach, California 92660

Tel.  949.221.0020

Fax   949.221.001

If to Consultant:

______________________________________

______________________________________

______________________________________

Tel.  __________________________________

Fax  __________________________________

Any party may change such party’s address for notices by notice duly given pursuant hereto.

11.

General.

11.1

Governing Law.  This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of California, without giving effect to conflicts of laws, principles thereof which might refer such interpretations to the laws of a different state or jurisdiction.

11.2

Entire Agreement.  This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter hereof, and cancels and supersedes all prior agreements, arrangements and understandings, written or oral, between the Consultant and UGHO and any subsidiary or affiliate.  No representation, promise or inducement has been made by any party hereto that is not embodied in this Agreement, and no party shall be bound by, or liable for, any alleged representation, promise or inducement not so set forth.

11.3

Amendments; Waivers.  This Agreement may be amended, modified, superseded, canceled, renewed or extended, and the terms or covenants hereof may be waived, only by a written instrument executed by the parties, or in the case of a waiver, by the party waiving compliance.  The failure of any party at any time or times to require performance of any provision hereof shall in no manner effect the right os such party at a later time to enforce the same.  No waiver by any party of the breach of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waive of the breach of any other term or covenant contained in this Agreement.

11.4

Legal Fees.  If any legal or arbitration or other proceeding is initiated so as to enforce the terms of this Agreement, or as a result of an alleged breach, dispute, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party within the meaning of Civil Code section 1717 shall be entitled to recover reasonable attorney fees and other costs incurred in the action or proceeding, in addition to any other relief to which he, she or it is entitled as a matter of law.

11.5

Interpretation.  This Agreement has been negotiated at arms length between persons knowledgeable in the matters addressed herein.  Each party hereby represents that he, she or it has been represented or had the opportunity to be represented by experienced and knowledgeable legal counsel.  Accordingly, any rule of law, including without limitation, Civil Code section 1654, or any other statutes, legal decisions or common law principles of similar effect, which would require interpretation of any ambiguities in this Agreement against the party that has drafted it is of no application and is hereby expressly waived.

11.6

Successors and Assigns.  This Agreement shall inure to the benefit of, and shall be binding upon, UGHO (and their successors and assigns) and Consultant and his or her heirs, executors and personal representatives.

11.7

Arbitration. Any claim, dispute or controversy arising out of or in connection with or relating to this Agreement or the breach or alleged breach thereof shall be submitted by the parties to binding arbitration under the rules of and before the American Arbitration

Association (“AAA”) in the County of Orange, State of California before a single arbitrator agreeable to both Parties.  The cost of the arbitration shall be equally divided between the Parties.  If the Parties cannot agree on an arbitrator within two (2) weeks after arbitration is requested in writing by either of them, the arbitration shall proceed before an arbitrator appointed by AAA. The AAA award shall be binding, each Party hereby expressly waiving its right to appeal, and rendered in such form that judgment may be entered thereon in any court having jurisdiction thereof.

11.8

Captions.  The section headings contained herein are for reference purposes only, and shall not in any way effect the meaning or interpretation of this Agreement.

11.8

Counterparts.  This Agreement may be executed by the parties hereto via facsimile and in separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts together shall constitute one and the same instrument.

IN WITNESS WHEREOF, Consultant and UGHO have executed this Agreement as of the date first written above.

Consultant:

Universal Guardian Holdings, Inc.

By

/s/ William C. Lowe

By:         /s/  Michael J. Skellern

William C. Lowe

Michael J. Skellern,

President &CEO